THIS AGREEMENT is made on the          day of July 1999

BETWEEN

(1)
Derek J Gray of 1/8 Craufurdland, Whitehouse Road, Edinburgh, EH4 6DL, ("the First Party") and

(2)
Glenbrae Management Services Limited (Company number SC112765) with Registered Office at Nether Road, Galashiels, Selkirkshire TD1 3HE ("the Second Party")

(3)
Adobe Systems Europe Limited (Company number 101089), with Registered Office at 151 St. Vincent Street, Glasgow, G2 5NJ and place of business at Adobe House, Mid New Cultins, Edinburgh EH11 4DU (the "Third Party")

WHEREAS

(1)
The First Party is employed by the Second Party and the Second Party provides management services to the Third Party.

(2)
The contract of services between the Second Party and the Third Party is terminated on 31 December 1999 (the "Termination Date").

(3)
Group Company shall include Adobe Systems Inc., being the ultimate parent in the Group, a Company incorporated under the laws of the state of Delaware and any of its subsidiaries.

(4)
The First, Second and Third Parties have agreed on the terms set out in this agreement by way of settlement of all claims (if any) which the First and/or Second Parties have or may have against the Third Party or any Group Company arising out of the contract for the provision of services between the Second Party and the Third Party and its termination.

(5)
This agreement will supersede the letter dated 15 May 1999 from Graham Freeman of the Third Party to the First Party.

(6)
The First, Second and Third Parties agree that the First Party has certain items of property belonging to the Third Party (particularly, a company car, computer equipment, and a mobile telephone). With the agreement of all Parties, arrangements may be made for the purchase of these items by the First Party at their market value at the time of purchase.

IT IS AGREED THAT

1.
The Second Party's said contract with the Third Party shall be treated as having terminated with immediate effect from the Termination Date.

2.
It is believed that in these circumstances the legislative provisions relative to Statutory Redundancy Pay do not apply. For the avoidance of doubt, however, the payment to be made to the Second Party by the Third Party under clause 3 below will be deemed to include any element of Statutory Redundancy Pay which may be found to be payable. The First, Second and Third Parties agree that the First Party's position within the Third Party's internal structure will, between the date of this agreement and the Termination Date, remain largely referable to that held in the last year, although the First Party's duties and responsibilities may differ to reflect changing circumstances. It is acknowledged by the First, Second and Third Parties that the Third party as an organization will be in a state of considerable change until the Termination Date and the First Party, as with all of the employees of the Third Party, may be asked to perform such duties as the Third Party may require from time to time from the date of this agreement to the Termination Date. Without prejudice to that generality, from 1 May 1999 to the Termination Date the First Party will function in the role of Senior Vice President supporting business development activities in partnership with John Warnock and assisting employees of the Third Party through the transition to the new operating structure.

3.1
The Third Party will, on receipt of relevant invoices, pay to the Second Party on the Termination Date the sum of £496,360.73 (four hundred and ninety six thousand three hundred and sixty Pounds Sterling and seventy three pence) plus VAT at the rate applicable on the Termination date, in full and final settlement of all or any claims present, future or contingent, known or unknown whether under statute contract or at common law which the First Party or the Second Party has or may have against the Third Party, other Group Company and/or any officer thereof arising out of or as a result of the said contract between the Second Party and the Third Party, its termination or otherwise, including but not limited to:

(i)
any claim for pay in lieu of notice or damages for termination of the contract without notice;

(ii)
any claim for holiday or sabbatical pay;

(iii)
any claim for outstanding pay, overtime, bonuses or commission;

(iv)
any claim of unfair dismissal (including in respect of any basic and/or compensatory award);

(v)
any claim under the Employment Rights Act 1996;

(vi)
any claim for redundancy payment; and

(vii)
any other complaint under the Employment Rights Act 1996 or the Trade Union and Labour Relations (Consolidation) Act 1992.

3.2
In addition, such sum will be paid to the Second Party by the Third Party on the Termination Date as will cover:

(a)
The Second Party's base salary up to and including the Termination Date,

(b)
The Second Party's Q3 and Q4 1999 bonus payments based upon corporate revenue and operating profit to budget and the new product revenue against the quarterly product revenue roadmap.

  For the avoidance of doubt, the Second Party's bonus target as a percent of base salary will not change as a result of this agreement. There will be no Europe performance element for the Q3 and Q4 1999 bonus calculations. This clause will have no effect as regards any claims which may exist between the First Party and the Second Party inter se.

3.3
The Third Party will also, on production of the relevant invoices to it, meet all legal costs reasonably incurred by the First Party and the Second Party in connection with their consideration of this Agreement.

4.
The Third Party hereby waives and discharges any claim against the First or Second Parties arising from the termination of the said contract including but not limited to any claim relating to failure to give proper notice and any claim against the First or Second Parties for damages or otherwise arising out of the services provided by the First and Second Parties in terms of the said contract of services, excluding however those claims detailed in clause 4 of the Indemnity Agreement dated 30 May 1997 entered into between the First and Third Parties. Those claims are:

(a)
Any claim against the First and/or Second Parties for an accounting of profits made from the purchase or sale by the First and/or Second Parties of securities of the Employer or any Group Company pursuant to the provisions of Section 16(b) of the United States Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

(b)
Any claim on account of the First and/or Second Parties' conduct that was knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;

(c)
Any claim on account of the First and/or Second Parties' conduct that constituted a breach of the First and/or Second Parties' duty of loyalty to the Employer or any Group Company or resulted in any personal profit or advantage to which the First and/or Second Party was not legally entitled;

(d)
Any claim from which payment is actually made to the First and/or Second Party under a valid and collectable insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

(e)
Any claim in respect of which indemnification is not lawful (including claims in respect of which indemnification would be against public policy) and

(f)
Any claim in connection with any proceeding (or part thereof) initiated by the First and/or Second Parties, or any proceeding by the First and/or Second Parties against the Employer or any Group Company or their directors, officers, employees or other agents, unless

(i)
the indemnification of the First and/or Second Parties by the Employer or any Group Company is expressly required to be made by law,

(ii)
the proceeding was authorised by the Board of Directors of the Employer or any Group Company,

(iii)
such indemnification is provided by the Employer or any Group Company in its sole discretion, pursuant to the powers invested in the Employer or any Group Company under the Code, or

(iv)
the proceeding is initiated pursuant to Section 9 of the said Indemnity Agreement.

  Further the Third Party agrees to indemnify the First and Second Parties against any such claims against them by Third Parties, again excepting those claims detailed in clause 4 of the said Indemnity Agreement. Further, for the avoidance of doubt, the said Indemnity Agreement will continue in force notwithstanding the termination of the said contract of services.

5.
The Third Party will pay VAT on the payment to be made pursuant to clause 3 above. The Second Party will be responsible for remitting any further tax at its marginal rate, and National Insurance Contributions, to the Inland Revenue and agrees, with the First Party, to indemnify and keep the Third Party indemnified in respect of such or any further liability to tax due in respect of any payment made under this agreement.

6.
Except as provided for in Preamble (6) of this agreement, the First Party and the Second Party will deliver to the Third Party on or before 31 December 1999 all documentation and other property and any copies thereof of whatever nature belonging to the Third Party and/or any other Group Company and any and all physical materials referred to in Clause 9 below.

7.
The First Party and the Second Party will continue to observe their common law duties of confidentiality towards the Third Party and will not at any time in the future divulge to any individual, organisation, firm or company any confidential or sensitive information which was acquired by them in the course of or for the purpose of the provision of services by them in breach of their common law duties.

8.
The First, Second and Third Parties also agree that the terms of this agreement will be confidential and shall not be disclosed to any third party with the exception of legal representatives provided that nothing in this agreement shall prevent the First, Second or Third Parties from giving such disclosure to such authorities or third parties as required by law.

9.
The First and Second Parties agree that they have no claims of any nature over any or all of the intellectual property (including but not limited to patents, trade marks, design rights, knowhow and/or copyright whether in reports, software or any other materials) owned or used by the Third Party and that the Third Party is the exclusive owner of any and all intellectual property created in the course of the existence of the said contract between the Second Party and the Third Party or otherwise contributed by the First or Second Parties to the business of the Third Party. Insofar as any such intellectual property is not formally vested in the Third Party as at the date of this Agreement, the First Party and the Second Party hereby assign all such intellectual property to the Third Party and undertake to do all such things and execute all such documents as the Third Party may from time to time require to perfect its title to same. The First and Second Parties further acknowledge and agree that they shall have no right after termination of the said contract to use any or all of such intellectual property for any purpose. For the avoidance of doubt, any and all physical materials which embody any or all of such intellectual property (including but not limited to papers, reports, disks, CD-ROMs or other electronic media) are the property of the Third Party and fail to be returned under Clause 6.

10.
The First Party and the Second Party warrant and agree the following statements are true:

(a)
that the First Party and the Second Party have received independent legal advice from a qualified lawyer (within the meaning of the Employement Rights Act 1996) as to the terms and effect of this agreement, and in particular its effect on their ability to pursue their rights before an Industrial Tribunal;

(b)
the qualified lawyer referred to in paragraph (a) is solicitor of Messrs Turcan Connell, Saltire Court, 20 Castle Terrace, Edinburgh ("the Adviser");

(c)
there was in force when the Adviser gave the advice referred to in paragraph (a) a policy of insurance covering the risk of a claim by the First Party or the Second Party or both in respect of loss arising in consequence of the advice; and

(d)
this agreement satisfies the conditions for regulating compromise agreements under Section 203 of the Employment Rights Act 1996.

11.
The First Party and the Second Party declare and acknowledge that:

(a)
they have read carefully and understand fully all of the provisions of this agreement;

(b)
they are, through this agreement, releasing the Third Party from all and any claims they may have against it;

(c)
they knowingly and voluntarily agree to all of the terms set forth in this agreement and intend to be legally bound by them.

12.
The Adviser by signing this agreement, warrants that the circumstances set out in Clauses 10(a), (b), (c) and (d) above are true.

/s/ DEREK GRAY	(First Party)
Signed, Derek Gray
/s/ M.M. MERRY	(Second Party)
Signed for and on behalf of Glenbrae Management Services Limited
/s/ SALLY A. BAUER	(Adviser to First and Second Parties)
Signed
/s/ M.A. MUNRO	(Third Party)
Mark Munro, Director Signed for and on behalf of Adobe Systems Europe Limited